UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 17, 2021

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2021, the following members of the Board of Directors (the “Board”) of Team, Inc. (the “Company”) notified the Company that they will step down from the Board effective November 22, 2021: Louis Waters, Brian Ferraioli, Robert Skaggs, Candice Koederitz, Gary Yesavage, Craig Martin and Michael Lucas (collectively, the “Departing Directors”). As a result of the Departing Directors’ voluntary resignations, the Departing Directors will also step down from their respective committee memberships effective November 22, 2021. There were no known disagreements between the Departing Directors and the Company that led to their respective resignations from the Board.

At a Board meeting on November 17, 2021, the Governance Committee of the Board recommended to the Board that it would be advisable and in the best interests of the Company and its stakeholders to (i) accept the voluntary resignations of the Departing Directors, (ii) decrease the size of the Board to seven (7) Directors, (iii) appoint two (2) new Directors, (iv) designate classifications for each Director serving on the Board and (v) assign committees for each Director serving on the Board. The Board approved the Governance Committee’s recommendation by resolution on November 17, 2021, with effect from November 22, 2021. The Board then appointed Ted Stenger and J. Michael Anderson as members of the Board effective November 22, 2021, pursuant to the terms of (i) the Subordinated Term Loan Credit Agreement, dated November 9, 2021, among the Company, Corre Credit Fund, LLC, as agent, and the lenders party thereto and (ii) the Commitment Letter Agreement, dated November 9, 2021, among the Company, Corre Partners Management, LLC and Atlantic Park Strategic Capital Fund, L.P. No plan, contract or other arrangement was entered into at the time of their appointments or otherwise exists between the Company and Ted Stenger and J. Michael Anderson.

Effective November 22, 2021, the Board will consist of Amerino Gatti, Sylvia Kerrigan, Anthony Horton, Evan Lederman, Ted Stenger, Jeffery Davis, and J. Michael Anderson. The Board has appointed Anthony Horton as Chair, Sylvia Kerrigan, Jeffery Davis, Evan Lederman and Ted Stenger to the Special Committee. The Board has appointed Ted Stenger as Chair, Evan Lederman, and Anthony Horton to the Audit Committee. The Board has appointed Jeffrey Davis as Chair, Sylvia Kerrigan and J. Michael Anderson to the Compensation Committee. The Board has appointed Sylvia Kerrigan as Chair, Jeffery Davis and J. Michael Anderson to the Corporate Governance and Nominating Committee. Amerino Gatti remains as Chairman and Chief Executive Officer and Sylvia Kerrigan remains as Lead Independent Director of the Company.

Exhibit number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary
Dated: November 22, 2021